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                                                                    EXHIBIT 21-1

                            CKE RESTAURANTS, INC.

                            LIST OF SUBSIDIARIES

Set forth below is a list of all the Company's subsidiaries as of January 29, 1996:


                                                              Control by
                                 Jurisdiction of      -------------------------
     Name of Subsidiary          Incorporation        Registrant     Subsidiary
- -----------------------------    ---------------      ----------     ----------
Carl Karcher Enterprises, Inc.     California            100%
Boston Pacific, Inc.               California            100%
